UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C
                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:
[X]  Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14(c)-5(d)(2))
[ ]  Definitive Information Statement

                           PARALLEL TECHNOLOGIES, INC.
              (Name of the Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
[X]  No Fee Required
[ ]  Fee Computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1.   Title of each class of securities to which transaction applies:
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2.   Aggregate number of securities to which transaction applies:
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3.   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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4.   Proposed aggregate value of transaction:
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5.   Total fee paid:
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[ ]  Fee paid previously with preliminary materials.
[ ] Check box is any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4.   Date filed:
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

                              INFORMATION STATEMENT
                            Dated December ___, 2005

                           PARALLEL TECHNOLOGIES, INC.


                                     GENERAL

         This Information Statement is being distributed to the holders of record of the common stock, par value $.006 per share ("Common Stock"), of Parallel Technologies, Inc., a Nevada corporation (the "Company"), at the close of business on December 28, 2005 (the "Record Date") under Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Information Statement advises shareholders of actions taken and approved on December 5, 2005 by Glenn A. Little, who at that time was the sole Director and holder of a majority of the Company's outstanding shares of Common Stock (the "Majority Shareholder")

      o to change the name of the Company to Fushi International, Inc. (the "Name Change")

      o to authorize the Board of Directors to effect a two hundred forty-five and twenty-seven one-hundredths for one (245.27:1) reverse stock split of the outstanding shares of Common Stock (the "Reverse Split", and together with the Name Change, the "Corporate Actions").

The Corporate Actions will not become effective until the filing with the Office of the Secretary of State of Nevada of an Amendment to the Company's Articles of Incorporation (the "Amendment") 20 days after the date of the mailing of this Information Statement to the Company's shareholders.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


         The Corporate Actions were taken in connection with a series of restructuring transactions in which the Company will acquire substantially all of the assets and business of Dalian Fushi Bimetallic Manufacturing Co., Ltd. ("Dalian Fushi"), a limited liability company organized under the laws of the People's Republic of China ("PRC"). As part of the transactions, Dalian Fushi acquired a controlling interest in the Company from Glenn A. Little, who previously held a majority of our Common Stock. See "Change in Control of the Company." Upon the completion of the restructuring transactions, which we anticipate will be completed by December__, 2005 [15 days after the date this preliminary information statement is filed with the Securities and Exchange Commission ("SEC")], the business of Dalian Fushi will be operated by our sole operating subsidiary, Dalian Diversified Product Inspections Bimetallic Cable Co., Ltd. ("Dalian DPI"), a wholly foreign-owned entity in the PRC. The business consists of manufacturing and selling copper clad aluminum and steel wire, both of which are bimetallic composite wire products that are principally used for network signal transmission cable, cable television wire, signal transmission cable, cable television subscriber lines, distribution lines, local area networks, inner conductor for access networks, telephone subscriber communication lines, patch cords for electronic components, power system grounding lines, conductor lines for electric railways and other applications.

         The Company accomplished the acquisition through the following steps.

         1. Dalian Fushi's shareholders and Dalian Fushi's U.S. financial adviser, Kuhns Brothers, Inc. ("Kuhns Brothers"), formed a Delaware corporation called Diversified Product Inspections, Inc. ("DPI") and Dalian DPI, a PRC entity. Dalian DPI is 100% owned by DPI and is a "wholly foreign owned entity" under PRC law by virtue of its status as a wholly-owned subsidiary of DPI, as a non-PRC company.

         2. On November 8, 2005, Dalian Fushi entered into a stock purchase agreement with our former director, chief executive officer and majority shareholder, Glenn A. Little, which closed on December 13, 2005. Pursuant to this agreement, as amended, Mr. Little sold his 20,000,000 shares of Company Common Stock to Dalian Fushi. As a result, Dalian Fushi became the majority shareholder of the Company. In connection with this agreement, and prior to its closing, Mr. Little, as director and majority shareholder of the Company resigned as a director of the Company and appointed Li Fu, Yue Mathus Yang and John D. Kuhns as directors of the Company. Mr. Fu and Mr. Yang are also beneficial shareholders and officers of Dalian Fushi. The directors of DPI and Dalian DPI will be identical to those of the Company. Mr. Little also resigned all his officer positions with the Company effective immediately following the closing of a private placement offering described in step 5 below. Contemporaneous with Mr. Little's resignation from his officer positions, the new directors of the Company appointed new officers with immediate effect. See "Change in Control of the Company" for more information on the stock purchase agreement between Dalian Fushi and Mr. Little.

         3. On December 13, 2005, the Company consummated a share exchange agreement (the "Share Exchange Agreement") with DPI, whereby the Company exchanged 784,575.16 shares of its newly designated Series A Convertible Preferred Stock (the "Series A Stock") for all of the issued and outstanding stock of DPI held by the DPI shareholders. The Series A Stock is convertible into Common Stock following the Reverse Split. See "The Reverse Split." As a result, DPI and Dalian DPI became direct and indirect wholly-owned subsidiaries, respectfully, of the Company.

          4. Immediately following the above transactions, but on the same date, Dalian DPI consummated a series of agreements with Dalian Fushi to purchase substantially all of the assets of Dalian Fushi and lease the remaining assets (collectively, the "Restructuring Agreements"). Under the Restructuring Agreements, Dalian Fushi's business will be conducted by Dalian DPI. To the extent that any aspect of Dalian

Fushi's business needs to be conducted through Dalian Fushi in the future, the Restructuring Agreements provide Dalian DPI with the ability to control Dalian Fushi and any of its remaining assets and operations. The Restructuring Agreements were utilized, instead of a complete acquisition of Dalian Fushi's assets, because current PRC law does not specifically provide for the approval procedures and the detailed implementation regulations on non-PRC entity's equity to be used as consideration to acquire a PRC entity's equity or assets, which makes it impossible for a non-PRC entity to use its equity to acquire a PRC entity. If acquisition of a PRC entity using foreign equity was possible, the Company could have acquired 100% of the stock of Dalian Fushi in exchange for Common Stock. While PRC law does allow for the purchase of equity interests in (or assets of) a PRC entity by a non-PRC entity for cash, the purchase price must be based on the appraised value of such equity (or assets). Because the Company did not have sufficient cash to pay the estimated full value of all of the assets of Dalian Fushi, the Company, through Dalian DPI, purchased the maximum amount of assets possible with the net proceeds of the private placement offering described in step 5 below, and leased the remainder of Dalian Fushi's assets used in Dalian Fushi's business for nominal consideration. While the acquisition of the assets and business of Dalian Fushi was effective on December 13, 2005, not all of the transactions contemplated by the Restructuring Agreements have been consummated and the Company, through Dalian DPI, has not yet commenced operation of the business. To complete these transactions, Dalian DPI must complete additional filings and registrations, including (i) completing a PRC registered capital verification process, (ii) after such capital verification process, transmitting to Dalian Fushi the full purchase price for the assets to be purchased by it under the Restructuring Agreements, (iii) obtaining an environmental report for the assets purchased from Dalian Fushi, and (iv) obtaining a new business license from the PRC State Administration for Industry and Commerce in Dalian, PRC to reflect Dalian DPI's status as an operating company. We anticipate these steps will be completed by December ___, 2005 [within 15 days after the date this preliminary information statement is filed with the SEC], at which time Dalian DPI will commence operations.

         5. The funds used for the consummation of the stock purchase agreement with Mr. Little and the Restructuring Agreements were provided from the proceeds of a $11,225,000 private placement offering by the Company which also closed on December 13, 2005. The investors in this offering purchased 201,511.98 shares of the Company's newly designated Series B Convertible Preferred Stock (the "Series B Stock"), warrants to purchase additional shares of Common Stock and rights to additional issuances of Common Stock based on certain conditions. The Series B Stock is convertible into Common Stock following the Reverse Split described below. The net proceeds of the Series B Stock offering will otherwise be used by Dalian DPI principally for the conduct of its business.

         The Series A Stock and the Series B Stock will not convert into shares of Common Stock until the Company effects the Reverse Split. The Reverse Split was approved on December 5, 2005, along with the change in the Company's name to "Fushi International, Inc." The Reverse Split and name change will occur within 25 days of the Company mailing this Information Statement on Schedule 14C to its shareholders.

         As a result of the above transactions, the Company ceased being a shell company as such term is defined in Rule 12b-2 under the Exchange Act.

         The Company's current structure, which will remain the same after the consummation of the transactions contemplated by the Restructuring Agreements, is set forth in the diagram below:

--------------------------------------------------------------------------------

 ---------------------------
 Parallel Technologies, Inc.
      (to be changed to
 Fushi International, Inc.)  |
 ---------------------------  |
              |                |
              |      ------     |
              |       100%       |
              |      ------       |
              |                    |
 ---------------------------        |
    Diversified Product              |
  Inspections, Inc. (DPI)             |
 ---------------------------           |
              |                         |
              |      ------              |
              |       100%                |
              |      ------                |
              |                             |
 ---------------------------                 |
     Dalian Diversified                       |
    Product Inspections                        |
 Bimetallic Cable Co., Ltd.                     |
        (Dalian DPI)                             |
 ---------------------------                      |
              |                                 ---------------------------
              |                                  Dalian Fushi Bimetallic
              ---------------------------------  Manufacturing Co., Ltd.
                ---------------                       (Dalian Fushi)
                 Restructuring                  ---------------------------
                   Agreements
                ---------------

--------------------------------------------------------------------------------

         The funds being used for DPI to purchase the business of Dalian Fushi were provided from the proceeds of the $11,225,000 million private placement offering to accredited investors (the "Private Placement"), which also closed on December 13, 2005. The investors in this offering purchased 201,511.98 shares of the Company's newly designated Series B Convertible Preferred Stock (the "Series B Stock"), warrants to purchase additional shares of Common Stock and rights to additional issuances of Common Stock based on certain conditions. As a result of the Reverse Split, each share of the Series B Stock will convert automatically into 19.73 shares of Common Stock. All of the Series B Stock will convert into an aggregate of approximately 3,975,521 shares of Common Stock, which will represent 21.15% of the Company's outstanding Common Stock.

Change In Control of the Company

      As reported in Item 5.01 of the Current Report on Form 8-K filed by the Company in connection with the acquisition of the business and assets of Dalian Fushi and the Series B Stock Private Placement, on December 13, 2005, Dalian Fushi purchased the 20,000,000 shares of our Common Stock owned by Glenn A. Little, representing 50.96% of the issued and outstanding shares of our Common Stock, under a stock purchase agreement dated as November 8, 2005 (the "Little Stock Purchase Agreement"). The purchase price was $550,000, which was provided from the proceeds of the Series B Stock Private Placement offering and the payment of the purchase price was deferred until the closing of the financing in the Private Placement.

         In connection with the sale, we entered into a consulting agreement with Mr. Little, dated as of November 8, 2005 (the "Consulting Agreement"). Under the terms of the Consulting Agreement, we retained Glenn Little as a consultant to provide certain consulting services, information and materials to us and our advisors relating to our past operations and filings. As consideration, we issued to Mr. Little a warrant for the purchase of such number of shares of our Common Stock equals to 0.4% of our outstanding Common Stock after giving effect to the Reverse Split. The warrant may be exercised upon the occurrence of the Reverse Split and has a term of five years. The exercise price of the warrant is $0.01 per share. We have granted piggy-back registration rights to Mr. Little for the public resale of the shares of common stock that he may acquire upon the exercise of the warrant.

         By virtue of the acquisition of a majority of our voting securities under the Little Stock Purchase Agreement, Dalian Fushi acquired from Mr. Little control of our Company on December 13, 2005. Under the terms of the Little Stock Purchase Agreement, at closing, Mr. Little, the sole director of our company, appointed Messrs. Li Fu, Yue Mathus Yang and John D. Kuhns as directors of our Company, and resigned as an officer and director immediately after the closing of the Private Placement. Mr. Li Fu is the controlling shareholder, chief executive officer and director of the Dalian Fushi. Dalian Fushi continues to retain control of the Company following the acquisition of the business and assets of Dalian Fushi and the Private Placement.

         On November 14, 2005, the Company filed an information statement with the SEC relating to the change in control of our Board of Directors containing the information required under Rule 14f-1 of the Exchange Act and on November 21, 2005, the Company distributed that information statement to all holders of record of Common Stock.

                                 THE NAME CHANGE

         The sole director and the Majority Shareholder approved an amendment to the Articles of Incorporation of the Company to change its corporate name from Parallel Technologies, Inc. to Fushi International, Inc. The new corporate name more closely identifies the Company with the tradename "Fushi" used by its operating business.

                                THE REVERSE SPLIT

         At the time of the Reverse Split, holders of outstanding shares of Common Stock will receive one share of post-Reverse Split Common Stock for each
245.27 shares of pre-Reverse Split Common Stock held as of the close of business on the date the Amendment is filed. No fractional shares of Common Stock will be issued in connection with the Reverse Split. All fractional share amounts resulting from the Reverse Split will be rounded up to the next whole new share. In connection with the Reverse Split our Board of Directors, in its sole discretion, may provide special treatment to shareholders to preserve round lot holders (i.e., holders owning at least 100 shares) after the Reverse Split. In the event our board determines to provide such special treatment, shareholders holding 24,500 or fewer shares of Common Stock, but at least 12,250 shares of Common Stock will receive 100 shares of Common Stock after the Reverse Split, and persons holding less than 12,250 shares of Common Stock would not be affected. The terms and conditions of special treatment afforded to our shareholders to preserve round lot shareholders, if any, including the record dates for determining which shareholders may be eligible for such special treatment, will be established in the discretion of our Board of Directors.

Authorization by the Sole Director and Majority Shareholder

         Under Section 78.320 of the Nevada Revised Statutes and the Company's Articles of Incorporation, as amended, any action that can be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing. Under Chapter 78 of the Nevada Revised Statutes and the Company's Articles of Incorporation, as amended, the approval of each of the Corporate Actions requires the affirmative vote or written consent of a majority of the issued and outstanding shares of Common Stock. Each share is entitled to one vote per share on any matter which may properly come before the shareholders.

         On December 5, 2005, Glenn Little, then the sole director of the Company and the holder of 50.96% of the total outstanding Common Stock on such date, authorized the Corporate Actions and the filing of the Amendment by Written Consent of the sole Director and Majority Shareholder as set forth in Exhibit A to this Information Statement. As of the close of business on that date, the Company had outstanding 39,243,659 shares of Common Stock, its only class of voting securities as of that date.

         Accordingly, the Company has obtained all necessary corporate approvals in connection with the Corporate Actions and is furnishing this Information Statement solely for the purpose of informing shareholders of the Corporate Actions, in the manner required under the Exchange Act, before the Amendment effectuating the Corporate Actions may be filed.

Effective Date

         The Reverse Split and the Name Change will become effective immediately upon the filing of Articles of Amendment to the Articles of Incorporation of the Company with the Office of the Secretary of State of Nevada. The filing will be made at least 20 days after the date this Information Statement is first sent to shareholders. At the time of filing, all then outstanding shares of Common Stock will be converted, without any action on the part of the shareholders, into a new lesser number of shares of Common Stock in accordance with the ratio of 1 new post-split share for each 245.27 shares owned immediately prior to the Reverse Split, except that an additional new share will be issued for each fractional share resulting from the Reverse Split and subject to the Board of Directors, in its discretion, taking the action to preserve round lot holders described below.

Reasons for the Reverse Split

         The Reverse Split is being effected so that there will be a sufficient number of authorized, but unissued shares of Common Stock of the Company to issue upon the automatic conversion of all outstanding shares of Series A Stock and Series B Stock.

         Shareholders should note that the effect of the Reverse Split upon the market price for the Common Stock cannot be accurately predicted. We cannot assure you that the market price for shares of Common Stock will be proportionately greater after the Reverse Split than immediately prior to the Reverse Split, or that the market price will increase, or that any increase will be maintained for any period of time, after the Reverse Split. We also cannot assure you that the Reverse Split will not adversely impact the market price of the Common Stock.

         Bid and ask quotations for our Common Stock appear on the NASD's over-the-counter Bulletin Board under the symbol PLLK.OB. As of December 12, 2005, there is no active trading market for our Common Stock, and there has been no regular, established trading market for our Common Stock since the completion of the Company's public offering in 1993. The high and low bid prices for our common stock as reported by Yahoo Finance on December 9, 2005 were: $0.041 and $0.042. These over-the-counter market high and low bid quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions. Our Common Stock is held by approximately 450 holders of record.

Effects of the Reverse Split

Voting Rights. Holders of Common Stock will continue to have one vote for each share of Common Stock owned after the Reverse Split. Consequently, the voting and other rights of the holders of the Common Stock will not be affected by the Reverse Split, other than as a result of the issuance of additional shares of Common Stock resulting from the automatic conversion of shares of Series A Stock and Series B Stock into Common Stock simultaneously with the occurrence of the Reverse Split, and the treatment of fractional shares and actions which the Board of Directors may undertake to preserve round lot holders, described below.

Number of Shareholders; Par Value and Authorized Shares. Other than the holders of Series A and B Stock who will be become holders of Common Stock upon the automatic conversion of their shares of Series A or Series B Preferred Stock into shares of Common Stock at the time of the Reverse Split, the number of shareholders of record will not be affected by the Reverse Split. The par value and authorized number of shares of Common Stock under the Company's Articles of Incorporation will remain the same following the effective time of the Reverse Split.

Number of Shares Outstanding. Not including the number of shares issued to the holders of Series A Stock and Series B Stock upon the automatic conversion of the Series A Stock and Series B Stock into Common Stock occurring simultaneously with the Reverse Split, the number of shares of Common Stock issued and outstanding will be reduced following the effective time of the Reverse Split. As a result of the Reverse Split, each 245.27 shares of Common Stock owned before the effective time of the Reverse Split will be converted automatically into one share of Common Stock, without any action on the part of the shareholders, subject to adjustment for fractional shares.

           All fractional share amounts resulting from the Reverse Split will be rounded up to the next whole new share. In connection with the Reverse Split our Board of Directors, in its discretion, may provide special treatment to certain shareholders to preserve round lot holders (i.e., holders owning at least 100 shares) after the Reverse Split. In the event our board determines to provide such special treatment, our shareholders holding 24,500 or fewer shares of Common Stock, but at least 12,250 shares of common stock will receive 100 shares of Common Stock after the Reverse Split, and persons holding less than 12,250 shares of Common Stock would not be affected. The terms and conditions of special treatment afforded to our shareholders to preserve round lot shareholders, if any, including the record dates for determining which shareholders may be eligible for such special treatment, will be established in the discretion of our Board of Directors.

Public Status; Reporting Requirements. There is currently no intention for the Company to go private, and the Reverse Split is not intended to be a first step in a going private transaction and will not have the effect of a going private transaction covered by Rule 13e-3 of the Exchange Act. Moreover, the Reverse Split will not increase the risk of the Company becoming a private company in the future. The Company will continue to be subject to the periodic reporting requirements of the Exchange Act following the Reverse Split.

Issuance of Additional Shares. The number of authorized shares of Common Stock will continue to be 100,000,000 after the Reverse Split. However, the number of authorized, but unissued shares of Common Stock effectively will be increased significantly by the Reverse Split because the 39,243,659 shares outstanding prior to the Reverse Split, approximately 39.2% of the 100,000,000 authorized shares, will be reduced to approximately 160,000 shares, or .16% of the 100,000,000 authorized shares. The issuance in the future of such additional authorized shares, including an aggregate of approximately 15,475,595 shares of Common Stock that will be issued upon the conversion of the Series A Stock and an aggregate of approximately 3,975,521 shares of Common Stock that will be issued upon the conversion of the Series B Stock, may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of Common Stock. The effective increase in the number of authorized, but unissued shares of Common Stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Company's Articles of Incorporation or Bylaws. Such a use of these additional authorized shares could render more difficult, or discourage, an attempt to acquire control of the Company through a transaction opposed by the Board of Directors. At this time, other than for the conversion of the Series A Stock and the Series B Stock and the exercise of outstanding warrants, the Board of Directors does not have plans to issue any shares of Common Stock resulting from the effective increase in the number of our authorized, but unissued shares generated by the Reverse Split.

Federal Income Tax Consequences

         The Company will not recognize any gain or loss as a result of the Reverse Split.

         The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the Federal income tax consequences of the Reverse Split. The state and local tax consequences of the Reverse Split may vary significantly as to each stockholder, depending upon the jurisdiction in which such shareholder resides. Shareholders are urged to consult their own tax advisers to determine the particular consequences of the Reverse Split to them.

Distribution and Costs

         The Company will pay the cost of preparing, printing and distributing this Information Statement. Only one Information Statement will be delivered to multiple shareholders sharing an address, unless contrary instructions are received from one or more of such shareholders. Upon receipt of a written request at the address noted above, the Company will deliver a single copy of this Information Statement and future shareholder communication documents to any shareholders sharing an address to which multiple copies are now delivered.

Dissenters' Rights of Appraisal

         No action will be taken in connection with the proposed corporate actions by the Board of Directors or the voting shareholders for which Nevada law or the Company's Articles of Incorporation or By-laws provide any right of a shareholder to dissent and obtain appraisal of or payment for such shareholder's shares.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

      The following table sets forth certain information with respect to the beneficial ownership of each class of our voting securities following the change in control of our company by (i) any person or group owning more than 5% of each class of the Company's voting securities, (ii) each director, (iii) our chief executive officer and each other executive officer whose cash compensation for the most recent fiscal year exceeded $100,000 and (iv) all executive officers and directors as a group. The table reflects the ownership of our Common Stock by the foregoing individuals before and after the Reverse Split.

      As of December 13, 2005, we had outstanding 39,243,659 shares of common stock, 784,575 shares of Series A Stock which were issued in exchange for all the outstanding shares of DPI, and 201,511.98 shares of Series B Stock which were issued in the Series B Stock private placement completed on that date. Each share of Series A and Series B Stock will convert automatically into approximately 19.73 shares of Common Stock upon the effectiveness of the Reverse Split.

      Shares of Series A and Series B Stock vote together with shares of Common Stock on all matters upon which stockholders are entitled to vote, except to the extent a class vote is required under Nevada law or as otherwise provided in the certificate of designation creating such series. On those matters upon which the preferred stock votes together with the Common Stock as a single class prior to the Reverse Split, each share of Series A or Series B Stock counts as 4,838.86 votes, as if converted prior to the effectiveness of the Reverse Stock Split, while each share of Common Stock only counts as one vote. See Item 3.03 of this Current Report for a more detailed description of the rights, preferences and limitations of the Series A and Series B Stock.

      In determining beneficial ownership of the Common Stock after the Reverse Split, the number of shares shown includes shares which the beneficial owner may acquire upon exercise of warrants or options which may be acquired within 60 days. In determining the percent of Common Stock owned by a person on December 13, 2005, (a) the numerator is the number of shares of the class beneficially owned by such person, including shares which the beneficial ownership may acquire within 60 days upon conversion of the Series A or Series B Stock or exercise of the warrants, and (b) the denominator is the sum of (i) the total shares of that class outstanding on December 13, 2005, and (ii) the total number of shares that the beneficial owner may acquire upon conversion of the Series A or Series B Stock or exercise of the warrants. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of the shares.

Name of Beneficial Owner           Amount and Nature of
------------------------           Beneficial Ownership
                                   -----------------------                      Percent of Class              Common Stock
                                   Preferred  Stock                             Preferred Stock               After Reverse Split
                                   ----------------              Common         ---------------     Common    -------------------
                                   Series A       Series B       Stock          Series A  Series B  Stock     Shares        Percent
                                   --------       --------       -----          --------  --------  -----     ------        -------
Owner of More than 5% of Class

Dalian Fushi Enterprise Group
Company, Ltd. ("Fushi Group")          654,689(1)               17,546,000(1)(2)  83.45%              44.71%   12,986,553     65.84%

Pope Asset Management LLC
5100 Poplar Avenue, Suite 512
Memphis, TN 38137                                      62,832(3)                           31.18%              1,859,375(3)    8.61%

Chinamerica Fund LLP
2909 St. Andrews
Richardson, TX 75082                                   30,519                              15.14%                903,125      4.38%

Chinamerica Dalian Fushi
Acquisition Fund LLP
2909 St. Andrews
Richardson, TX 75082                                   17,952                               8.91%                531,250      2.62%

Directors and Executive Officers

Li Fu (through Fushi Group)
Chairman of Board, Director,
President                              654,689(1)               17,546,000(1)(2)  83.45%              44.71%   12,986,553     65.84%

Mathus Yue Yang
Director and President                  74,625(1)                2,000,000(1)(2)     10%               5.10%    1,480,398      7.50%

John D. Kuhns
Director
The Farm House
558 Lime Rock Road
Lakeville, CT 06039                     16,167(4)                                  2.06%                          558,280(4)   2.83%

Xishan Yang
Director
Head of R&D of Dalian Fushi             12,239(1)                  326,000(1)(2)   1.56%                  *       242,777      1.23%

Chunyan Xu
Director

Executive Vice President of
Research and Development of
Dalian Fushi                             4,701(1)                  128,000(1)(2)      *                   *        93,273         *

Chris Wang                                   0                                                                         0
Chief Financial Officer

All Directors and Executive
Officers as a group (6)                762,421              0     20,000,000     96.58%              49.81%   15,361,281     77.88%

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* Less than 1%

(1) As a condition of the Series B Stock Purchase Agreement, Dalian Fushi has deposited its 20,000,000 shares of Common Stock acquired from Glenn Little and our management team, which includes Li Fu, Yu Mathus Yang, Xishan Yang and Chunyan Xu, has deposited in escrow 746,254 shares of Series A Stock that will collectively convert into 14,800,000 shares of Common Stock, representing approximately 75.04% of the then outstanding Common Stock, following the Reverse Split to secure their indemnity obligations under the Series B Stock Purchase Agreement and the obligation of the Company to meet the net profit targets for the fiscal year ending December 31, 2005 as set forth in the Series B Stock Purchase Agreement.

(2) On December 13, 2005, Dalian Fushi Bimetallic Manufacturing Company, Ltd., a company owned by Li Fu, Chunyan Xu, Yue Yang and Xishan Yang, acquired 20,000,000 pre-split shares of our Common Stock from Glenn A. Little. Under SEC rules, each of those persons is deemed to have acquired beneficial ownership of all of those shares. For purpose of Section 13(d)(3) of the Exchange Act, they may be considered collectively as a "group", and thus each is deemed to be the beneficial owner of the entire 20,000,000 pre-split shares. The percentage of ownership of voting stock of the group as a whole is 75.04%.

(3) Pope Asset Management LLC acquired these shares for the accounts of 139 of its clients and has sole voting power over these shares, but shares dispositive power with its clients over the shares in their respective accounts.

(4) Includes 10,116.78 shares of Series A Stock and warrants to purchase 398,050 shares of Common Stock issued to Kuhns Brothers and its designees in connection with the private placement. Each warrant entitles the holder to purchase one share of our Common Stock at $3.1064 per share any time within the 5 year period commencing from December 13, 2005. Mr. Kuhns, one of our Directors, is the Chairman and 45% shareholder of Kuhns Brothers.

                              BOARD RECOMMENDATION

The Board of Directors recommended approval of the Reverse Split and the Name Change to the Majority Shareholder for approval.




By order of the Board of Directors
December         , 2005

/s/ Li Fu
-------------------------
Director and President

                                                                       Exhibit A

        WRITTEN CONSENT OF THE SOLE DIRECTOR AND MAJORITY SHAREHOLDER OF
                           PARALLEL TECHNOLOGIES, INC.

THE UNDERSIGNED, being the sole director and the holder of a majority of the outstanding shares of Common Stock of Parallel Technologies, Inc., a Nevada corporation (the "Corporation"), hereby adopts the following resolutions by written consent pursuant to Sections 78.315(2) and 78.320(2) of the Nevada Revised Statutes, as if duly adopted at a duly called and noticed meeting:

RESOLVED, that Article I of the Articles of Incorporation of the Company be amended to read as follows:

                                "ARTICLE I - NAME

      The name of the corporation (hereinafter called the "Corporation") is Fushi International, Inc."; and be it further

RESOLVED, that Article IV of the Articles of Incorporation of the Corporation be amended by combining (the "Reverse Split") the outstanding shares of common stock of the Corporation on the basis that 245.27 of such shares of common stock shall become one (1) share of common stock without changing the par value of the shares of the Corporation; provided that no fractional shares of the Corporation shall be issued in connection with the Reverse Split and the number of shares to be received by a stockholder shall be rounded up to the nearest whole number of shares in the event that such stockholder would otherwise be entitled to receive a fractional share as a result of the Reverse Split; and be it further

RESOLVED, that the proper officers of the Corporation be, and they and each of them hereby are, authorized and empowered, in the name of the Corporation and on its behalf, to prepare and file with the Securities and Exchange Commission (the "Commission") and distribute to the stockholders of the Corporation an Information Statement pursuant to Regulation 14C under the Exchange Act (the "Information Statement") with respect to the change in the name of the Corporation to Fushi International, Inc. and the Reverse Split, such Information Statement to be in such form as such officers, in their sole discretion, shall determine to be necessary, appropriate or desirable, in conformance with applicable laws, rules and regulations, any such determination to be conclusively evidenced by the preparation, signing, filing and distribution by such officers of the Information Statement; and be it further

RESOLVED, that the record date for determining shareholders to receive the Information Statement (the "Record Date") be, and it is hereby, fixed as the close of business on December 28, 2005; and be it further

RESOLVED, that the proper officers of the Corporation be, and they and each of them hereby are, authorized and empowered, in the name of the Corporation and on its behalf, to execute and file with the Nevada Secretary of State an Amendment to the Articles of Incorporation of the Corporation (the "Amendment") providing for the combination of the Corporation's outstanding shares of stock on a 1:245.27 basis, without changing the par value of the resulting shares, such Amendment to be in such form as such officers, in their sole discretion, shall determine to be necessary, appropriate or desirable, any such determination to be conclusively evidenced by the execution, delivery and filing by such officers of the Amendment; and be it further

RESOLVED, that the effective date of the Reverse Split be, and it hereby is, fixed as the 20th day following the date of the Information Statement ; and be it further

RESOLVED, that the proper officers of the Corporation be, and they and each of them hereby are, authorized and empowered, in the name of the Corporation and on its behalf, to execute and deliver all such further documents, instruments and agreements, and to do all such further acts and things, as such officers, in their sole discretion, shall determine to be necessary, appropriate or desirable to effectuate the foregoing resolutions, any such determination to be conclusively evidenced by the execution and delivery by such officers of any such document, instrument or agreement or the doing by them of any such act or thing.

IN WITNESS WHEREOF, the undersigned has executed this Written Consent as of the date indicated below.


/s/ Glenn A. Little
-------------------
Glenn A. Little                                         Date: December 5, 2005
In his capacity as Sole Director
and record holder of 20 million shares of
Common Stock, the only class of voting
stock of the Corporation, representing
50.96% of the outstanding Common Stock